SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                  Form S-8/POS

                              AMENDMENT NO. 1 TO
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                         Nichols Research Corporation
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              (Exact name of issuer as specified in its charter)


Delaware                                   63-0713665
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(State or other jurisdiction of    (IRS Employer Identification No.)
 incorporation or organization)


        4040 Memorial Parkway, South, Huntsville, Alabama  35802-1326
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         (Address of principal executive offices, including Zip Code)

          Nichols Research Corporation 1991 Stock Option Plan
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                           (Full Title of the Plan)


                               Chris H. Horgen
                         Nichols Research Corporation
                         4040 Memorial Parkway, South
                       Huntsville, Alabama  35802-1326
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                   (Name and Address of Agent for Service)


                                (205)883-1140
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        (Telephone Number, including area code, of agent for service)


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The  Registrant  requests  that  this  Amendment  No. 1 to the Registration
Statement become effective immediately upon filing pursuant to Securities Act Rule 464.

                       CALCULATION OF REGISTRATION FEE
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Title of                     Proposed
Securities     Amount to     Maximum          Proposed Maximum    Amount of
to be          be            Offering Price   Aggregate           Registration
Registered     Registered    Per Share(1)     Offering Price(1)   Fee
-----------    ----------    --------------   -----------------   ------------

Common          1,725,000      $19.125         $32,990,625.00      $9,997.16
Stock $.01      shares
par value



(1)This calculation, which is made solely for the purpose of determining the amount of the registration fee, is made pursuant to Rule 457 and is based on a price of $19.125 per share, the average of the high and low price of a share of common stock on June 6, 1997, as reported on the Nasdaq National Market System.

The contents of the Registration Statement on Form S-8 (File No. 33-55454) filed with the Securities and Exchange Commission on December 7, 1992, are hereby incorporated by reference.

The purpose of this Amendment No. 1 to the Registration Statement is to register 1,725,000 additional shares of common stock authorized under the Plan as a result of amendments made to the Plan increasing the number of shares authorized for issuance under the Plan and a 3-for-2 (record date of October 21, 1996) stock split on the common stock since the filing of the Registration Statement.

                                 SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Huntsville, State of Alabama, on the 15th day of May, 1997.

                                          NICHOLS RESEARCH CORPORATION

                                                Chris H. Horgen
                                          By:_________________________________
                                               Chris H. Horgen
                                               Chief Executive Officer and
                                               Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                          TITLE                         DATE

Chris H. Horgen
_________________________       Chief Executive Officer           May 15, 1997
Chris H. Horgen                 and Chairman of the Board
                                (Principal Executive Officer)
Michael J. Mruz
_________________________       President, Chief Operating        May 15, 1997
Michael J. Mruz                 Officer and Director

Roy J. Nichols
_________________________       Senior Vice President and         May 15, 1997
Roy J. Nichols                  Vice-Chairman of the Board

Patsy L. Hattox
_________________________       Chief Administrative Officer,     May 15, 1997
Patsy L. Hattox                 Corporate Vice President,
                                Secretary and Director
Roger P. Heinish
_________________________       Director                          May 15, 1997
Roger P. Heinish

John R. Wynn
_________________________       Director                          May 15, 1997
John R. Wynn

William E. Odom
_________________________       Director                          May 15, 1997
William E. Odom

James R. Thompson, Jr.
_________________________       Director                          May 15, 1997
James R. Thompson, Jr.

Phil E. DePoy
_________________________       Director                          May 15, 1997
Phil E. DePoy

Thomas L. Patterson
_________________________       Director                          May 15, 1997
Thomas L. Patterson

Allen E. Dillard
_________________________       Chief Financial Officer and       May 15, 1997
Allen E. Dillard                Treasurer (Principal Financial
                                and Accounting Officer)

                                EXHIBIT INDEX
                                -------------

EXHIBIT NO.                     DESCRIPTION

   5         Opinion & Consent of Lanier Ford Shaver & Payne, P.C.

  23(a)      Consent of Independent Auditors

  23(b)      Consent of Lanier Ford Shaver & Payne, P.C.
             (included in Exhibit 5)

  99         Amendments One through Five to the Nichols Research
             Corporation 1991 Stock Option Plan